UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2025

Generation Bio Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39319	81-4301284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Geoff McDonough, Chief Executive Officer

On October 21, 2025, Generation Bio Co. (the “Company”) and Geoff McDonough, M.D. agreed that Dr. McDonough would resign from the Company and cease to serve as Chief Executive Officer, effective as of October 31, 2025 (the “Effective Date”).  In connection with the termination of his employment, the Company expects to enter into a separation agreement with Dr. McDonough (the “McDonough Separation Agreement”).

Pursuant to the McDonough Separation Agreement, the Company will agree to provide Dr. McDonough with separation benefits pursuant to his Severance Plan Benefit Agreement consisting of (i) cash severance of approximately $700,000, which is an amount equal to 12 months of his base salary in effect on the Effective Date, less applicable taxes and withholdings, payable in a lump sum following the effectiveness of the McDonough Separation Agreement, (ii) payment in lieu of bonus of approximately $300,000, which is an amount representing a prorated bonus amount for the 2025 fiscal year based on 100% achievement of the Company’s goals; (iii) healthcare coverage for up to 12 months to the extent he is eligible for and elects such coverage; and (iv) acceleration of vesting as to 25% of his outstanding unvested equity awards as of the Effective Date. In addition, he will be awarded a bonus of approximately $70,000 for the time he remained employed with the Company following the August 12, 2025 announcement of the Company’s engaging in a strategic alternatives review process. The McDonough Separation Agreement will also include a general release of claims by Dr. McDonough and Dr. McDonough’s rights to these benefits would be subject to his execution and non-revocation of the McDonough Separation Agreement with such release.

Dr. McDonough will continue to serve as director of the Company’s Board of Directors (the “Board”) and effective as of the Effective Date will also serve as the chairman of the Board. Following the termination of his employment, Dr. McDonough will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation program.

Concurrent with entering into the McDonough Separation Agreement, the Company plans to enter into a consulting agreement (the “Consulting Agreement”) with Dr. McDonough, pursuant to which Dr. McDonough will agree to provide advisory and other consulting services to the Company following the Effective Date until October 31, 2026, subject to earlier termination by either party. The Company expects that it will pay Dr. McDonough an hourly consulting fee equal to $500 per hour for his services and any unvested equity will continue to vest under the Consulting Agreement.

The foregoing descriptions of the McDonough Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the McDonough Separation Agreement and the Consulting Agreement, copies of which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Election of Yalonda Howze as Interim Chief Executive Officer and President

On October 21, 2025, the Board elected Yalonda Howze to serve as the Company’s Interim Chief Executive Officer and President, effective as of the Effective Date.

Prior to being appointed as the Company’s Interim Chief Executive Officer and President, Ms. Howze served as the Company’s Chief Legal Officer and Corporate Secretary. Information regarding Ms. Howze’s background and business experience is set forth under the caption “Executive Officers Who Are Not Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2024 and is incorporated herein by reference.

In connection with her election as Chief Executive Officer and President, Ms. Howze will receive an annual base salary of $575,000 and her annual target bonus will be 50% of her annual base salary, prorated for 2025. Further, the Company expects to amend her Severance Plan Benefit Agreement to provide that if her employment is terminated by the Company without cause prior to or more than 12 months following a change in control, as defined in the agreement, the Company will pay her a lump sum equal to 12 months of her then-current base salary and will pay premiums for continuation of health coverage under COBRA for up to 12 months. In addition, the amended Severance Plan Benefit Agreement will provide for a lump sum cash bonus payment determined by reference to Ms. Howze’s target annual cash incentive for the year in which her termination of employment occurs and based on the Company’s and her performance for such year, as determined by the Board in its sole discretion, and prorated based on the number of days she was actually employed for the year in which her termination occurs. If Ms. Howze’s employment is terminated by the Company without cause within one year following a change in control, the amended Severance Plan Benefit Agreement will provide for payment of a lump sum amount equal to 18 months of her then-current base salary; payment of premiums for continuation of health coverage under COBRA for up to 18 months; a lump sum cash bonus payment equal to 150% of her target annual cash incentive for the year in which her employment is terminated; and full acceleration of the vesting of any of her outstanding equity grants.

The foregoing description is qualified in its entirety by reference to the full text of Ms. Howze’s Promotion Letter, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Consulting Agreements with Executive Officers

As previously disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2025 filed with the Securities and Exchange Commission on August 12, 2025, the Company agreed with each of Antoinette Paone, our Chief Operating Officer, and Phillip Samayoa, our Chief Scientific Officer, that their employment will terminate effective as of the Effective Date. The Company expects to enter into a consulting agreement with each of Ms. Paone and Dr. Samayoa pursuant to which Ms. Paone and Dr. Samayoa will agree to provide advisory and other consulting services to the Company following the Effective Date until October 31, 2026. The Company expects that it will pay Ms. Paone and Dr. Samayoa an hourly consulting fee equal to $360 and $400 per hour, respectively, for their services and any of their unvested equity will continue to vest under the consulting agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by Generation Bio Co. on October 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION BIO CO.

Date: October 22, 2025	By:	/s/ Geoff McDonough
Name: Geoff McDonough, M.D.
Title: President and Chief Executive Officer